UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007
PREMIUM STANDARD FARMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51347 (Commission File Number)	43-1455411 (IRS Employer Identification No.)
805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri 64105
(Address of principal executive offices)
(816) 472-7675
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.
On May 7, 2007, Premium Standard Farms, Inc. (“PSF”) completed the previously announced merger (the “Merger”) with a subsidiary of Smithfield Foods, Inc. (“Smithfield”) pursuant to the Agreement and Plan of Merger, dated as of September 17, 2006 (the “Merger Agreement”), among Smithfield, KC2 Merger Sub, Inc., a wholly owned subsidiary of Smithfield, and PSF. As contemplated by the Merger Agreement, KC2 Merger Sub, Inc. merged with and into PSF and PSF is now a wholly owned subsidiary of Smithfield.
As a result of the Merger, each outstanding share of PSF common stock was converted into the right to receive 0.678 of a share of Smithfield common stock and $1.25 in cash. Pursuant to the Merger Agreement, Smithfield has elected former PSF director, Paul J. Fribourg, to its board of directors and has appointed former PSF director, Michael J. Zimmerman, as an advisory director.
Item 8.01. Other Events.
In connection with the completion of the Merger, PSF delisted its common stock from trading on the Nasdaq National Market effective May 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: May 7, 2007	By:	/s/ Dennis D. Rippe
	Name:	Dennis D. Rippe
	Title:	Vice President, Controller and Assistant Secretary